Exhibit 4.1

SUBSCRIPTION AGREEMENT

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS OFFERING OVER THE WEB-BASED PLATFORM MAINTAINED BY THE COMPANY (THE “PLATFORM”) OR THROUGH DALMORE GROUP, LLC (THE “BROKER”). ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4. THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY SUBSCRIBER IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

NOTICE REGARDING AGREEMENT TO ARBITRATE

ALL INVESTORS ARE REQUIRED TO ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE CITY OF NEW YORK. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

THESE DISPUTE RESOLUTION PROVISIONS APPLY IN ANY LITIGATION RELATING TO THIS SUBSCRIPTION AGREEMENT, THE COMPANY’S COMMON SHARES OR THE COMPANY, INCLUDING CLAIMS UNDER THE U.S. FEDERAL SECURITIES LAWS.

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION CONTAINED IN THIS SUBSCRIPTION AGREEMENT (WHICH IS ALSO INCLUDED IN THE COMPANY’S OPERATING AGREEMENT), INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

NOTICE REGARDING WAIVER OF SECTION 18-305 RIGHTS

 BY AGREEING TO BE SUBJECT TO THE WAIVER PROVISIONS, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

TO:	Wahed Real Estate Fund I LLC
27 East 28th Street, 8th Floor
New York, NY 10016

Ladies and Gentlemen:

1. Subscription.

(a) The undersigned (“Subscriber”) hereby subscribes for and agrees to purchase membership interests (referred to herein as “Common Shares” or “Securities”), of Wahed Real Estate Fund I LLC, a Delaware limited liability company (the “Company”), at a purchase price of $10.00 per Common Share (the “Per Security Price”), upon the terms and conditions set forth herein. The minimum subscription is $100.00. The rights of the Common Shares are as set forth in limited liability company agreement, dated [date], as may be amended from time to time (the “Operating Agreement”), filed as an exhibit to the Offering Statement of the Company filed with the SEC (the “Offering Statement”).

(b) Subscriber understands that the Securities are being offered pursuant to an offering circular (the “Offering Circular”) filed with the SEC as part of the Offering Statement (SEC File No. [X]), as may be amended from time to time. By executing this Subscription Agreement as provided herein, Subscriber acknowledges that Subscriber has received access to this Subscription Agreement, copies of the Offering Circular and Offering Statement including exhibits thereto and any other information required by the Subscriber to make an investment decision. It is a condition of the Company’s acceptance of this subscription that Subscriber becomes a party to the Operating Agreement.

(c) The Subscriber’s subscription may be accepted or rejected in whole or in part, at any time prior to the applicable Closing Date (as hereinafter defined), by the Company at its sole discretion. Upon the expiration of the period specified in Subscriber’s state for notice filings before sales may be made in such state, if any, the subscription may no longer be revoked at the option of the Subscriber. In addition, the Company, at its sole discretion, may allocate to Subscriber only a portion of the number of Securities Subscriber has subscribed for. The Company will notify Subscriber whether this subscription is accepted (whether in whole or in part) or rejected. If Subscriber’s subscription is rejected, Subscriber’s payment (or portion thereof if partially rejected) will be returned to Subscriber without interest.

(d) The aggregate number of Securities sold shall not exceed 7,500,000, for maximum aggregate gross proceeds of $75,000,000 (the “Maximum Offering”). The Company may accept subscriptions until the termination of the Offering in accordance with its terms (the “Termination Date”). The Company may elect at any time to close all or any portion of this offering for such subscriptions submitted prior to the Termination Date on various dates (each a “Closing Date”).

(e) In the event of rejection of this subscription in its entirety, or in the event the sale of the Securities (or any portion thereof) is not consummated for any reason, this Subscription Agreement shall have no force or effect, except for Section 5 hereof, which shall remain in force and effect.

(f) The terms of this Subscription Agreement shall be binding upon Subscriber and its transferees, heirs, successors and assigns (collectively, “Transferees”); provided that for any such transfer to be deemed effective, the Transferee shall have executed and delivered to the Company in advance an instrument in a form acceptable to the Company in its sole discretion, pursuant to which the proposed Transferee shall acknowledge, agree, and be bound by the representations and warranties of Subscriber and the terms of this Subscription Agreement.

2. Purchase Procedure.

(a) Payment. The purchase price for the Securities shall be paid simultaneously with the execution and delivery to the Company of the signature page of this Subscription Agreement Subscriber shall deliver a signed copy of this Subscription Agreement, along with payment for the aggregate purchase price of the Securities by ACH electronic transfer or wire transfer to an account designated by the Company, or by any combination of such methods.

(b) The Company shall have the right to reject this Subscriber’s subscription, in whole or in part. The payment of the purchase price (or, in the case of rejection of a portion of the Subscriber’s subscription, the part of the payment relating to such rejected portion) will be returned promptly, without interest or deduction, if Subscriber’s subscription is rejected in whole or in part or if the Offering is withdrawn or canceled.

(c) The undersigned shall receive notice and evidence of the digital entry of the number of the Securities owned by undersigned reflected on the books and records of the Company and verified by United Transfer Agency LLC, doing business as Dalmore Transfer, (the “Transfer Agent”), which books and records shall bear a notation that the Securities were sold in reliance upon Regulation A.

3. Representations and Warranties of the Company.

The Company represents and warrants to Subscriber that the following representations and warranties are true and complete in all material respects as of the date of each Closing Date, except as otherwise indicated. For purposes of this Agreement, an individual shall be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact. The Company will be deemed to have “knowledge” of a particular fact or other matter if one of the Company’s current officers has, or at any time had, actual knowledge of such fact or other matter.

(a) Organization and Standing. The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement, the Operating Agreement and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign limited liability company in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b) Issuance of the Securities. The issuance, sale and delivery of the Securities in accordance with this Subscription Agreement has been duly authorized by all necessary corporate action on the part of the Company. The Securities, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be legally and validly issued, fully paid and holders of the Securities will have no obligation to make payments or contributions to the Company or its creditors solely by reason of their ownership of the Securities.

(c) Authority for Agreement. All limited liability company action on the part of the Company necessary for the authorization of this Subscription Agreement, the performance of all obligations of the Company hereunder at a Closing and the authorization, sale, issuance and delivery of the Securities pursuant hereto has been taken or will be taken prior to the applicable Closing Date.

The execution and delivery by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby (including the issuance, sale and delivery of the Securities) are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon full execution hereof as provided herein, this Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

(d) No filings. Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 4 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the execution, delivery and performance by the Company of this Subscription Agreement except (i) for such filings as may be required under Regulation A or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

(e) Capitalization. The authorized and outstanding securities of the Company immediately prior to the initial investment in the Securities is as set forth “Description of our Common Shares” in the Offering Circular. Except as set forth in the Offering Circular, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind (oral or written) for the purchase or acquisition from the Company of any of its securities.

(f) Financial statements. Complete copies of the Company’s financial statements meeting the requirements of Form 1-A under the Securities Act (the “Financial Statements”) have been made available to the Subscriber and appear in the Offering Circular. The Financial Statements are based on the books and records of the Company and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations and cash flows of the Company for the periods indicated. The auditing firm, or each firm, which has audited the Financial Statements, is an independent accounting firm within the rules and regulations adopted by the SEC.

(g) Proceeds. The Company shall use the proceeds from the issuance and sale of the Securities as set forth in “Estimated Use of Proceeds” in the Offering Circular.

(h) Litigation. Except as set forth in the Offering Circular, there is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company’s knowledge, currently threatened in writing (a) against the Company or (b) to the Company’s knowledge, against any consultant, officer, manager, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.

4. Representations and Warranties of Subscriber. By executing this Subscription Agreement, Subscriber (and, if Subscriber is purchasing the Securities subscribed for hereby in a fiduciary capacity, the person or persons for whom Subscriber is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of such Subscriber’s respective Closing Date(s):

(a) Requisite Power and Authority. Such Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement, to become a Member (as defined in the Operating Agreement) subject to the Operating Agreement and to execute and deliver other agreements required hereunder and to carry out their provisions. All action on Subscriber’s part required for the lawful execution and delivery of this Subscription Agreement and other agreements required hereunder have been or will be effectively taken prior to the Closing Date. Upon their execution and delivery, this Subscription Agreement and other agreements required hereunder will be valid and binding obligations of Subscriber, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies. Subscriber acknowledges that it will become a Member subject to the Operating Agreement upon issuance of the Securities in a Closing.

(b) Investment Representations. Subscriber understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Subscriber also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber’s representations contained in this Subscription Agreement.

(c) Illiquidity and Continued Economic Risk. Subscriber acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. Subscriber must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber’s entire investment in the Securities. Subscriber also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities.

(d) Accredited Investor Status or Investment Limits. Subscriber represents that either:

(i)	Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. Subscriber represents and warrants that it meets one or more of the criteria set forth in Appendix A attached hereto; or

(ii)	The purchase price of the Securities (including any fee to be paid by the Subscriber), together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of the Subscriber’s annual income or net worth.

Subscriber represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

(e) Shareholder information. Within five days after receipt of a request from the Company, the Subscriber hereby agrees to provide such information with respect to its status as a shareholder (or potential shareholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject. Subscriber further agrees that in the event it transfers any Securities, it will require the transferee of such Securities to agree to provide such information to the Company as a condition of such transfer.

(f) Valuation. The Subscriber acknowledges that the price of the Securities was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. The Subscriber further acknowledges that future offerings of Securities may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

(g) Domicile. Subscriber maintains Subscriber’s domicile (and is not a transient or temporary resident) at the address shown on the signature page.

(h) No Brokerage Fees. There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Subscription Agreement or related documents based on any arrangement or agreement binding upon Subscriber.

(i) Foreign Investors. If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Subscriber’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

(j) Power of Attorney. Any power of attorney of the Subscriber granted in favor of the Manager contained in the Operating Agreement is a valid and binding obligation of the Subscriber in compliance with the laws of the state, province or jurisdiction in which such agreements were executed.

(k) ERISA. The Subscriber is not, nor is it acting on behalf of, a “benefit plan investor” within the meaning of 29 C.F.R. § 2510.3-101(f)(2), as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974 (such regulation, the “Plan Asset Regulation”, and a benefit plan investor described in the Plan Asset Regulation, a “Benefit Plan Investor”) or Subscriber is a “Benefit Plan Investor” or acting or behalf of one and has completed or will complete within thirty (30) days of becoming a Subscriber and returned to the company an ERISA Benefit Plan Investor questionnaire, as set forth in Appendix B attached hereto,.  For the avoidance of doubt, the term Benefit Plan Investor includes all employee benefit plans subject to Part 4, Subtitle B, Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity, including any insurance company general account, whose underlying assets constitute “plan assets”, as defined under the Plan Asset Regulation, by reason of a Benefit Plan Investor’s investment in such entity.

(l) Ownership Limitation. The Subscriber acknowledges and agrees that, pursuant to the terms of the operating agreement, the Subscriber generally cannot own, or be deemed to own by virtue of certain attribution provisions of the Code, and as set forth in the operating agreement, either more than 9.8% in value or in number of the Company’s Common Shares, whichever is more restrictive, or more than 9.8% in value or in number of the Company’s shares, whichever is more restrictive. The Operating Agreement will include additional restrictions on ownership, including ownership that would result in (i) us being “closely held” within the meaning of Section 856(h) of the Code, (ii) us failing to qualify as a REIT or (iii) the Company’s shares being beneficially owned by fewer than 100 persons (as determined under Section 856(a)(5) of the Code). The Subscriber also acknowledges and agrees that, pursuant to the terms of the Operating Agreement, the Subscriber’s ownership of the Company’s Common Shares cannot cause any other person to violate the foregoing limitations on ownership.

(m) Tax Forms. The Subscriber will also need to complete an IRS Form W-9 or the appropriate Form W-8, which should be returned directly to the Company via the Wahed Resal Estate Platform or as otherwise notified to the Subscriber in writing. The Subscriber certifies that the information contained in the executed copy (or copies) of IRS Form W-9 or appropriate IRS Form W-8 (and any accompanying required documentation), as applicable, when submitted to the Company will be true, correct and complete. The Subscriber shall (i) promptly inform the Company of any change in such information, and (ii) furnish to the Company a new properly completed and executed form, certificate or attachment, as applicable, as may be required under the Internal Revenue Service instructions to such forms, the Code or any applicable Treasury Regulations or as may be requested from time to time by the Company.

(n) OFAC Requirements. The Subscriber should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations. The Subscriber represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals, including specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs, or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists. Furthermore, to the best of the Subscriber’s knowledge, none of: (a) the Subscriber; (b) any person controlling or controlled by the Subscriber; (c) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (d) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs.  Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in this paragraph.  The Subscriber agrees to promptly notify the Company should the Subscriber become aware of any change in the information set forth in these representations.  The Subscriber understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Subscriber, either by prohibiting additional subscriptions from the Subscriber, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Company may also be required to report such action and to disclose the Subscriber’s identity to OFAC.  The Subscriber further acknowledges that the Company may, by written notice to the Subscriber, suspend the redemption rights, if any, of the Subscriber if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s other service providers.  These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(o) Politically Exposed Persons. To the best of the Subscriber’s knowledge, none of: (a) the Subscriber; (b) any person controlling or controlled by the Subscriber; (c) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (d) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a senior foreign political figure or an immediate family member or close associate of a senior foreign political figure.  A “senior foreign political figure” is a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.  “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.  A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(p) Foreign Financial Institutions. If the Subscriber is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Subscriber represents and warrants to the Company that: (a) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (b) the Foreign Bank maintains operating records related to its banking activities; (c) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (d) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(q) Company Information. Subscriber has read the Offering Circular filed with the SEC, including the section titled “Risk Factors.” Subscriber understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the Offering Circular. Subscriber acknowledges that no representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

(r) Neither the Company nor the Platform is an Investment Adviser. Subscriber understands that neither the Company nor the Platform is registered under the Investment Company Act of 1940 or the Investment Advisers Act of 1940.

5. Survival of Representations and Indemnity. The representations, warranties and covenants made by the Subscriber herein shall survive the Termination Date. The Subscriber agrees to indemnify and hold harmless the Company, the Manager, its affiliates and their respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

6. Governing Law; Jurisdiction. This Subscription Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to principles of conflict of laws.

EACH OF THE SUBSCRIBER AND THE COMPANY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED WITHIN DELAWARE AND NO OTHER PLACE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS SUBSCRIPTION AGREEMENT NOT ARISING UNDER THE FEDERAL SECURITIES LAWS MAY BE LITIGATED IN SUCH COURTS.

EACH OF SUBSCRIBER AND THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN THE MANNER AND IN THE ADDRESS SPECIFIED IN SECTION 7 AND THE SIGNATURE PAGE OF THIS SUBSCRIPTION AGREEMENT.

7. Notices. Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed, telecopied or cabled, on the date of such delivery to the address of the respective parties as follows:

If to the Company, to: Wahed Real Estate Fund I LLC 27 East 28th Street, 8th Floor New York, NY 10016 Attn: Ahmar Shaikh Email: [ ]	with a required copy to: CrowdCheck Law LLP 700 12th St NW, Suite 700 Washington, DC 20005 Attn: Jeanne Campanelli Email: [ ]
If to a Subscriber, to Subscriber’s address as shown on the signature page hereto.

or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by telecopy or cable shall be confirmed by letter given in accordance with (a) or (b) above.

8. Miscellaneous.

(a) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(b) This Subscription Agreement is not transferable or assignable by Subscriber.

(c) The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Subscriber and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.

(d) None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Subscriber.

(e) In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.

(f) The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(g) This Subscription Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(h) The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(i) The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(j) This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(k) If any recapitalization or other transaction affecting the stock of the Company is effected, then any new, substituted or additional securities or other property which is distributed with respect to the Securities shall be immediately subject to this Subscription Agreement, to the same extent that the Securities, immediately prior thereto, shall have been covered by this Subscription Agreement.

(l) No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

9. Electronic Delivery. The Subscriber hereby consents and agrees that, to the fullest extent permitted by applicable law, including those required under federal securities laws, the Company may deliver all documents, notices, and other materials, including but not limited to those required to be delivered under federal securities laws, by electronic mail to the email address provided by the Subscriber. This consent shall remain in effect unless and until revoked in writing by the Subscriber and delivered to the Company in accordance with the notice provisions of this Subscription Agreement. The Subscriber acknowledges that it is their responsibility to ensure that the Company has a current and valid email address on file and that they have access to the necessary hardware and software to receive, view, and retain such electronic communications.

10. Subscription Procedure. Each Subscriber, by providing his or her information, including name, address and subscription amount, and clicking “accept” and/or checking the appropriate box on the online investment platform (“Online Acceptance”), confirms such Subscriber’s information and his or her investment through the platform and confirms such Subscriber’s electronic signature to this Subscription Agreement. Each party hereto agrees that (a) Subscriber’s electronic signature as provided through Online Acceptance is the legal equivalent of his or her manual signature on this Subscription Agreement and constitutes execution and delivery of this Subscription Agreement by Subscriber, (b) the Company’s acceptance of Subscriber’s subscription through the platform and its electronic signature hereto is the legal equivalent of its manual signature on this Subscription Agreement and constitutes execution and delivery of this Subscription Agreement by the Company and (c) each party’s execution and delivery of this Subscription Agreement as provided in this Section 10 establishes such party’s acceptance of the terms and conditions of this Subscription Agreement.

11. Consent to Electronic Delivery of Tax Documents.

(a) Please read this disclosure about how the Company will provide certain documents (“Tax Documents”) that it is required by the Internal Revenue Service (the “IRS”) to send to you in connection with your Common Shares. A Tax Document provides important information you need to complete your tax returns. Tax Documents include Form 1099. Occasionally, the Company is required to send you corrected Tax Documents. Additionally, the Company may include inserts with your Tax Documents. The Company is required to send Tax Documents to you in writing, which means in paper form. When you consent to electronic delivery of your Tax Documents, you will be consenting to delivery of Tax Documents, including these corrected Tax Documents and inserts, electronically instead of in paper form.

(b) By executing this Subscription Agreement, you are consenting in the affirmative that the Company may send Tax Documents to you electronically, and acknowledging that you are able to access Tax Documents from the Wahed Real Estate Platform, which are made available under “Account > Documents” or at such other location which the Company shall provide to the subscriber in writing. If you subsequently withdraw consent to receive Tax Documents electronically, a paper copy will be provided. Your consent to receive the Tax Documents electronically continues for every tax year until you withdraw your consent.

(c) You will receive an electronic notification via email when your Tax Documents are ready for access on the Wahed Real Estate Platform. Your Tax Documents are maintained on the platform or digital location through at least October 15 of the applicable tax year, at a minimum, should you ever need to access them again.

(d) To obtain a paper copy of your Tax Documents, you can print one by visiting the Wahed Real Estate Platform. You can also contact the Company at realestate@wahed.com and request a paper copy.

(e) You can withdraw your consent before the Tax Document is furnished by mailing a letter including your name, mailing address, effective tax year, and indicating your intent to withdraw consent to the electronic delivery of Tax Documents to:

Wahed Real Estate Fund I LLC

27 East 28th Street, 8th Floor

New York, NY 10016

If you withdraw consent to receive Tax Documents electronically, a paper copy will be provided. Your consent to receive the Tax Documents electronically continues for every tax year until you withdraw your consent.

(f) The Company may terminate your request for electronic delivery of Tax Documents without your withdrawal of consent in writing in the following instances:

●	You do not have a password for your account on the Wahed Real Estate Platform

●	Your account is closed

●	You were removed from the Wahed account

●	Your role or authority on the account changed in a manner that no longer allows you to consent to electronic delivery

●	The Company received three consecutive email notifications that indicate your email address is no longer valid

●	The Company cancels the electronic delivery of Tax Documents

(g) You must promptly notify the Company of a change of your email address. If your mailing address, email address, telephone number or other contact information changes, you may also provide updated information by contacting us at support-WREF1@wahed.com.

(h) The Subscriber acknowledges that it has access to the necessary hardware and software to receive, view, and retain such Tax Documents electronically.

12. Arbitration.

(a)	Either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a Claim be final and binding arbitration pursuant to this Section 12 (this “Arbitration Provision”). The arbitration shall be conducted in New York City. As used in this Arbitration Provision, “Claim” shall include any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and the Company and Wahed Real Estate Platform (the “Site”) (or persons claiming through or connected with the Company or the Site), on the other hand, relating to or arising out of this Subscription Agreement, the Site, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except to the extent provided otherwise in the last sentence of subsection (e) below) the validity or enforceability of this Arbitration Provision, any part thereof, or the entire Subscription Agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. This Arbitration Provision applies to claims under the U.S. federal securities laws and to all claims that that are related to the Company, including with respect to this offering, the Company’s holdings, the common shares, the Company’s ongoing operations and the management of its investments, among other matters. The scope of this Arbitration Provision is to be given the broadest possible interpretation that is enforceable.

(b)	The party initiating arbitration shall do so with the American Arbitration Association (the “AAA”) or JAMS. The arbitration shall be conducted according to, and the location of the arbitration shall be determined in accordance with, the rules and policies of the administrator selected, except to the extent the rules conflict with this Arbitration Provision or any countervailing law. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to countervailing law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply.

(c)	If the Company elects arbitration, the Company shall pay all the administrator’s filing costs and administrative fees (other than hearing fees). If you elect arbitration, filing costs and administrative fees (other than hearing fees) shall be paid in accordance with the rules of the administrator selected, or in accordance with countervailing law if contrary to the administrator’s rules. The Company shall pay the administrator’s hearing fees for one full day of arbitration hearings. Fees for hearings that exceed one day will be paid by the party requesting the hearing, unless the administrator’s rules or applicable law require otherwise, or you request that the Company pay them and the Company agrees to do so. Each party shall bear the expense of its own attorney’s fees, except as otherwise provided by law. If a statute gives you the right to recover any of these fees, these statutory rights shall apply in the arbitration notwithstanding anything to the contrary herein.

(d)	Within 30 days of a final award by the arbitrator, a party may appeal the award for reconsideration by a three-arbitrator panel selected according to the rules of the arbitrator administrator. In the event of such an appeal, an opposing party may cross-appeal within 30 days after notice of the appeal. The panel will reconsider de novo all aspects of the initial award that are appealed. Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator’s rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (the “FAA”), and may be entered as a judgment in any court of competent jurisdiction.

(e)	The Company agrees not to invoke its right to arbitrate an individual Claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court. EXCEPT AS EXPRESSLY PROVIDED IN THIS SUBSCRIPTION AGREEMENT, NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT.

(f)	Unless otherwise provided in this Subscription Agreement or consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration unless those persons are parties to a single transaction. Unless consented to in writing by all parties to the arbitration, an award in arbitration shall determine the rights and obligations of the named parties only, and only with respect to the claims in arbitration, and shall not (i) determine the rights, obligations, or interests of anyone other than a named party, or resolve any Claim of anyone other than a named party, or (ii) make an award for the benefit of, or against, anyone other than a named party. No administrator or arbitrator shall have the power or authority to waive, modify, or fail to enforce this subsection (f), and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable. Any challenge to the validity of this subsection (f) shall be determined exclusively by a court and not by the administrator or any arbitrator.

(g)	This Arbitration Provision is made pursuant to a transaction involving interstate commerce and shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by applicable substantive law, subject to the limitations set forth in this Arbitration Provision. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The arbitrator shall take steps to reasonably protect confidential information.

(h)	This Arbitration Provision shall survive (i) suspension, termination, revocation, closure, or amendments to this Subscription Agreement and the relationship of the parties; (ii) the bankruptcy or insolvency of any party hereto or other party; and (iii) any transfer of any loan or Common Share or any amounts owed on such loans or notes, to any other party. If any portion of this Arbitration Provision other than subsection (e) is deemed invalid or unenforceable, the remaining portions of this Arbitration Provision shall nevertheless remain valid and in force. If arbitration is brought on a class, representative, or collective basis, and the limitations on such proceedings in subsection (e) are finally adjudicated pursuant to the last sentence of subsection (e) to be unenforceable, then no arbitration shall be had. In no event shall any invalidation be deemed to authorize an arbitrator to determine Claims or make awards beyond those authorized in this Arbitration Provision.

(i)	You also acknowledge that the requirement to arbitrate disputes contained in this Section 12 and the waiver of court and jury rights contained in Section 13 are also in the Operating Agreement and that subsequent holders of the Company’s Common Shares will also be subject to such provisions.

(j)	BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION CONTAINED IN THIS SUBSCRIPTION AGREEMENT, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

13. Waiver of Court & Jury Rights. THE PARTIES ACKNOWLEDGE THAT THEY HAVE A RIGHT TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE, BUT WILL NOT HAVE THAT RIGHT IF ANY PARTY ELECTS ARBITRATION PURSUANT TO THIS ARBITRATION PROVISION. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO LITIGATE SUCH CLAIMS IN A COURT UPON ELECTION OF ARBITRATION BY ANY PARTY. THE PARTIES HERETO WAIVE A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT, THE COMMON SHARES OR ANY OTHER AGREEMENTS RELATED THERETO.

14. Waiver of Section 18-305 Rights. By executing this Subscription Agreement, the Subscriber expressly and completely waives, to the fullest extent permitted by law, its rights to request to review and obtain information relating to and maintained by the Company, including, but not limited to, names and contact information of the Company’s members, information listed in Section 18-305 of the Delaware Limited Liability Company Act, as amended, and any other information deemed to be confidential by the Company in its sole discretion. In addition, by executing this Subscription Agreement, Subscriber expressly agrees not to seek to compel the Company to produce any information described in the preceding sentence or pursuant to any statutory scheme or provision. BY AGREEING TO BE SUBJECT TO THE WAIVER PROVISIONS, SUBSCRIBER WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

[SIGNATURE PAGE FOLLOWS]

WAHED REAL ESTATE FUND I LLC

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned, desiring to purchase Common Shares of Wahed Real Estate Fund I LLC, by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription Agreement.

(a) The number of Common Shares the undersigned hereby irrevocably subscribes for is:	______________ (print number of Securities)
(b) The aggregate purchase price (based on a purchase price of $10.00 per Security) for the Common Shares the undersigned hereby irrevocably subscribes for is:	$_____________ (print aggregate purchase price)

(c) The Securities being subscribed for will be owned by, and should be recorded on the Company’s books as held in the name of:
___________________________________________ (print name of owner or joint owners)

(d) The Subscriber is Benefit Plan Investor	Yes ☐ No ☐

If the Securities are to be purchased in joint names, both Subscribers must sign:

________________________________________

Signature

________________________________________

Name (Please Print)

________________________________________

Email address

________________________________________

Address

________________________________________

________________________________________

Telephone Number

________________________________________

Social Security Number/EIN

________________________________________

Date

________________________________________

Signature

________________________________________

Name (Please Print)

________________________________________

Email address

________________________________________

Address

________________________________________

________________________________________

Telephone Number

________________________________________

Social Security Number

________________________________________

Date

* * * * *

This Subscription is accepted on _____________, 202X	WAHED REAL ESTATE FUND I LLC

By:
Name:
Title:

APPENDIX A

An accredited investor, as defined in Rule 501(a) of the Securities Act of 1933, as amended, includes the following categories of investor:

(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000.

(i) Except as provided in paragraph (5)(ii) of this section, for purposes of calculating net worth under this paragraph (5):

(A) The person’s primary residence shall not be included as an asset;

(B) Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(ii) Paragraph (5)(i) of this section will not apply to any calculation of a person’s net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:

(A) Such right was held by the person on July 20, 2010;

(B) The person qualified as an accredited investor on the basis of net worth at the time the person acquired such right; and

(C) The person held securities of the same issuer, other than such right, on July 20, 2010.

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in §230.506(b)(2)(ii);

(8) Any entity in which all of the equity owners are accredited investors;

(9) Any entity, of a type of not listed in paragraphs (1), (2), (3), (7), or (8), not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

(10) Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status;

(11) Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

(12) Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1):

(i) With assets under management in excess of $5,000,000,

(ii) That is not formed for the specific purpose of acquiring the securities offered, and

(iii) Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; and

(13) Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in paragraph (12) of this section and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (12)(iii).

APPENDIX B

Benefit Plan Accounts Questionnaire

General Information

1.	Is the Subscriber (1) an employee benefit plan subject to the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a “plan” subject to Section 4975 of the Code, (3) an entity that otherwise constitutes a “benefit plan investor” within the meaning of any Department of Labor regulation promulgated under Section 3(42) of ERISA, (a party described in (1), (2), or (3), a “Plan”), or (4) an entity whose underlying assets include “plan assets” for purposes of ERISA by reason of a Plan’s investment in the Subscriber (a “Plan Asset Entity”)?

☐ Yes ☐ No

2.	Is the Subscriber a Plan that is both voluntary and contributory?

☐ Yes ☐ No

3.	If the Subscriber is a Plan, have beneficiaries of the Plan been provided the opportunity to decide individually whether or not to participate, or the extent of their participation, in the Plan’s investment in the Company (i.e., have beneficiaries of the Plan been permitted to determine whether their capital will form part of the specific capital invested by the Plan in the Company)?

☐ Yes ☐ No

4.	Is the Subscriber either (1) an insurance company general account the underlying assets of which include “plan assets” for purposes of ERISA or (2) a Plan Asset Entity?

☐ Yes ☐ No
If the answer is “Yes”, the maximum percentage of the Subscriber constituting “plan assets” will be:

(Note that the Subscriber has an obligation under the Subscription Agreement to promptly notify the Company if this percentage is exceeded).

Tax Information

Employer Identification Number:

Does the Subscriber have, or is it deemed to have, only a single owner for U.S. federal income tax purposes?

☐ Yes ☐ No

If “Yes,” has the Subscriber elected to become, or is it deemed to be, an entity that is disregarded from its owner for U.S. federal income tax purposes?

☐ Yes ☐ No

Is the Subscriber exempt from U.S. federal income tax (e.g., a qualified employee benefit plan or trust, retirement account, charitable remainder trust, or a charitable foundation or other tax-exempt organization described in Section 501(c)(3) of the Code)?

☐ Yes ☐ No

Please indicate whether the Subscriber, for U.S. federal income tax purposes, files now or has ever filed a tax or information return as a partnership (including a limited liability company treated as such), as a “grantor” trust or (if the Subscriber is a U.S. corporation) as an “S corporation” under Sections 1361-1379 of the Code.

☐ Yes ☐ No

If the answer is “Yes,” will the investment in the Company represent more than 50% of the assets of the Subscriber?

☐ Yes ☐ No

Is a principal purpose of the investment to permit the Company to satisfy the 100-partner limitation in U.S. Treasury Regulations Section 1.7704-1(h)(1)(ii)?

☐ Yes ☐ No

If the answer to both questions is “Yes,” please contact the General Partner for additional tax information that is required.

Indicate the annual date on which the Subscriber’s taxable year ends for purposes of reporting federal income tax or filing information returns: